                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              BancFirst Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                              BANCFIRST CORPORATION
                          101 North Broadway, Suite 200
                          Oklahoma City, Oklahoma 73102




                                April 26, 1996




Dear BancFirst Corporation Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of BancFirst Corporation which will be held at the executive offices of the Company in the BancFirst Building, Suite 200, 101 North Broadway (the corner of Main Street and Broadway), Oklahoma City, Oklahoma, at 9:00 a.m. on Thursday, May 23, 1996.

     At the Annual Meeting, Management will report on the results of operations of the Company for 1995 and shareholders will be asked to consider and vote upon a proposal to set the number of directors at 10 and to elect 10 directors, approve an amendment of the Amended and Restated Certificate of Incorporation to increase the authorized shares of Common Stock, approve an amendment of the BancFirst Corporation Stock Option Plan, and ratify the appointment of Price Waterhouse as the Company's independent auditors for 1996. Directors, officers of the Company and representatives of Price Waterhouse will be present to respond to any questions you may have. The accompanying Notice and Proxy Statement describe in detail the matters to be acted upon at the Annual Meeting.

     Your continuing support of BancFirst Corporation is appreciated and we hope you will attend the Annual Meeting. However, it is important that your shares be represented at the meeting whether or not you plan to attend. Accordingly, please sign, date and return the enclosed Proxy. If you attend the Annual Meeting, you may vote in person, or if you desire to revoke your proxy for any reason, you may do so at any time before it is voted.

     I hope to see you at the meeting.

                              Sincerely,



                              David E. Rainbolt
                              President and Chief Executive Officer

                              BANCFIRST CORPORATION
                          101 North Broadway, Suite 200
                          Oklahoma City, Oklahoma 73102

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              To Be Held May 23, 1996

To the Shareholders of BancFirst Corporation:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of BancFirst Corporation will be held at the BancFirst Building, Suite 200, 101 North Broadway (the corner of Main Street and Broadway), Oklahoma City, Oklahoma, on May 23, 1996 at 9:00 a.m. for the following purposes:

   1. To consider a proposal to set the number of directors at 10 and to elect 10 directors to serve until the next Annual Meeting and until their successors are elected and have qualified;

   2. To consider a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the authorized Common Stock from 6,800,000 shares to 7,500,000 shares;

   3.  To consider a proposal to amend the BancFirst Corporation Stock
       Option Plan (the "Stock Option Plan"), to (i) increase the aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of options ("Plan Options") granted under the Option
       Plan from 500,000 to 650,000; (ii) extend the term of the Option Plan until December 31, 2001; (iii) extend the term of Plan Options from 11 years to 15 years; (iv) provide that the exercise price of Plan Options shall be equal to the closing price of the Common Stock as reported by the National Association of Securities Dealers, Inc. ("NASDAQ") on the date of grant or, if no closing price is so reported, the closing price of the Common Stock as reported by NASDAQ on the most recent date next preceding the date of grant; and (iv) permit assignability of Plan Options for the purpose of making a charitable gift;

   4.  To consider a proposal to ratify the appointment of Price
       Waterhouse as independent auditor of BancFirst Corporation for 1996; and

   5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors of BancFirst Corporation has fixed the close of business on April 19, 1996, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Your vote is important regardless of the number of shares you own. Each shareholder, even though he or she now plans to attend the Annual Meeting, is requested to sign, date and return the enclosed Proxy without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time prior to its exercise. Any shareholder present at the Annual Meeting or at any adjournments or postponements thereof may revoke his or her Proxy and vote personally on each matter brought before the Annual Meeting.

                                          By Order of other Board of Directors


                                          Randy P. Foraker
                                          Senior Vice President and Controller
                                          Secretary/Treasurer

Oklahoma City, Oklahoma
April 26, 1996


            PLEASE DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN
                      THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

                              BANCFIRST CORPORATION
                          101 North Broadway, Suite 200
                          Oklahoma City, Oklahoma 73102



                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 23, 1996


     This Proxy Statement is being furnished to the stockholders of BancFirst Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of such corporation for use at its Annual Meeting of Shareholders to be held May 23, 1996, and any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting dated April [26], 1996. This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of the Company on or about April [26], 1996. THE SOLICITATION OF THE ACCOMPANYING PROXY IS MADE BY AND ON BEHALF OF THE BOARD OF DIRECTORS.

     The cost of soliciting proxies will be borne by BancFirst Corporation, including expenses in connection with the preparation, printing and mailing of this Proxy Statement and all proxy soliciting material which now accompany or may hereafter supplement it. The solicitation will be made by mail; however, proxies also may be solicited by personal interview, telephone and telegram by directors, officers or employees of BancFirst Corporation. BancFirst Corporation will also supply brokers or persons holding stock in their names or in the names of their nominees with the number of proxies, proxy material and annual reports as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses in connection therewith.

     The date of this Proxy Statement is April [26], 1996.

                       VOTING AND REVOCABILITY OF PROXIES


     The close of business on April 19, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. On the record date, there were outstanding and entitled to vote [6,239,205] shares of BancFirst Corporation's Common Stock. Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors.

     Under the provisions of the Oklahoma General Corporation Act and the Company's By-laws, a majority of the shares of Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. In all matters, including the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter shall be the act of the shareholders. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote. For purposes of determining whether a proposal has received a majority vote, in instances where brokers are prohibited from exercising discretionary authority for beneficial holders of Common Stock who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

     Common shares represented by properly executed proxies, unless previously revoked, will be voted at the Annual Meeting of Shareholders in accordance with the instructions thereon. If no direction is indicated, such shares will be voted for approval of the matters submitted, and, in connection with any other business that properly may come before such special meeting, such shares shall be voted according to the discretion of the persons named as proxies.

     Any holder of the Common Stock of BancFirst Corporation who executes a proxy has the continuing right to revoke the proxy at any time before it has been voted. Such right may be exercised by (i) delivering written notice of revocation, bearing a later date than the proxy card, to the corporate secretary of the Company; (ii) by delivering to such corporate secretary a duly executed proxy bearing a later date; or (iii) by attending the Annual Meeting and voting in person. Any holder of the Common Stock of BancFirst Corporation may appear and vote at the Annual Meeting, irrespective of whether he has previously given a proxy.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of April 8, 1996 with respect to any person who is known by the Company to be the beneficial owner of more than 5% of BancFirst Corporation's Common Stock which is the Company's only class of voting securities.

                                                   AMOUNT OF
       NAME AND ADDRESS OF                         BENEFICIAL        PERCENT
       BENEFICIAL OWNER                             OWNERSHIP       OF CLASS
       -----------------------------------        ------------      --------

       David E. Rainbolt                          3,116,234(1)       49.71%
       P.O. Box 26788
       Oklahoma City, OK  73126

       BancFirst Corporation Employee Stock
       Ownership and Thrift Plan (the "ESOP")      501,192(2)         8.03%
       P.O. Box 26883
       Oklahoma City, OK  73126-0883

1) Includes 3,037,068 shares held by R. Banking Limited Partnership, a family partnership of which David E. Rainbolt is the general partner; 9,302 shares held in trust for David E. Rainbolt's children; 8,567 shares held by the ESOP; and 30,000 shares subject to currently exercisable options.
(2) All of the shares owned by the ESOP are allocated to the participants' accounts, and the participants direct the trustee as to the voting of such shares.

     Because of his position with BancFirst Corporation and his equity ownership therein, Mr. Rainbolt may be deemed to be a "parent" of BancFirst Corporation for purposes of the Securities Act of 1933.

     As of April 8, 1996, the directors and executive officers of BancFirst Corporation as a group (18 persons including David E. Rainbolt), beneficially owned 3,474,534 shares of BancFirst Corporation's Common Stock (55.69%), excluding shares represented by presently exercisable options. It is the intent of the directors and executive officers to vote these shares for the proposals set forth elsewhere in this Proxy Statement.

                             ELECTION OF DIRECTORS
                              (PROXY ITEM NO. 1)

     The Amended and Restated Certificate of Incorporation of the Company provide that the authorized number of directors shall be determined by the shareholders. Accordingly, the shareholders will be asked to set the number of directors at 10, which increases the number of directors by an additional three members, and to elect 10 directors to serve until the next annual meeting and until their respective successors have been duly elected and qualified. All seven of those individuals currently holding a position as director have been nominated to serve for the ensuing year, and three additional nominees have also been nominated to fill the three additional board seats.

     All nominees have indicated their willingness to serve for their respective terms, but if any nominee is unable or should decline to serve as a director at the date of the annual meeting (an event which the Board of Directors does not anticipate), the persons named as Proxies will have discretionary authority to vote for a substitute nominee named by the Board of Directors if the Board determines to fill such nominee's position. Unless authorization is withheld, the enclosed Proxy will be voted "FOR" the election as Directors of all of the nominees listed in this Proxy Statement.

     H. E. RAINBOLT, 67, has been Chairman of the Company since July 1984 and its President and Chief Executive Officer from July 1984 to December 1991.
He was Chairman of The Federal National Bank & Trust Company of Shawnee, Oklahoma from January 1967 to April 1989 and served that bank as Chief Executive Officer from January 1967 to February 1982. He was Chairman of Federal National Bancshares, Inc. from December 1980 until 1985 when it was merged into United Community Corporation (which changed its name to BancFirst Corporation in 1988). H. E. Rainbolt is the father of David Rainbolt.

     DAVID E. RAINBOLT, 40, has been Director of the Company since July 1984. He has been President and Chief Executive Officer of the Company since January 1992 and was Executive Vice President and Chief Financial Officer of the Company from July 1984 to December 1991. He was President of Trencor, Inc. from January 1982 to January 1984.

     J. RALPH MCCALMONT, 60, has been Director and Vice Chairman of the Board of Directors of the Company since July 1984. He was Chairman of The First National Bank, Guthrie, Oklahoma from February 1974 to April 1989.

     ROBERT A. GREGORY, 60, has been Director and Vice Chairman of the Board of Directors of the Company and Chief Credit Officer of the Bank since July 1995. He was a Regional Executive of BancFirst and also President of BancFirst Oklahoma City from 1989 to June 1995. He was Executive Vice President of Liberty National Bank & Trust Company of Oklahoma City from 1979 to March 1989.

     JOHN T. HANNAH, 74, has been Director of the Company since October 1986. He served as Chairman of the Board of City Bank, Muskogee, Oklahoma, from
July 1973 to April 1989.

     J. R. HUTCHENS, JR., 68, has been Director of the Company since August 1984. He has been President and principal owner of Hutchens Oil Company since 1949.

     WILLIAM O. JOHNSTONE, 49, has been a Director of the Bank since March 1996. From 1985 until March 1996, Mr. Johnstone served as President and Chairman of the Board of Directors of City Bankshares, Inc.

     STEPHEN R. LINDEMOOD, 50, has been a Director of BancFirst and President and Trust Officer of BancTrust since February 1996. He was Senior Vice President and Manager Personal Trust of the South Texas Region for Nations Bank of Texas, N.A. from 1973 to 1996.

     MELVIN MORAN, 65, has been Director of the Company since August 1984. He was Vice President of Moran Pipe and Supply Company, Inc. from 1955 to 1981. From 1977 to 1982 he was Vice President and then President of Moran Oil, Inc. Since 1982 he has been managing partner of Moran-K Oil. Since 1980 he has also been a managing partner of Moran Oil Enterprises.

     JOSEPH T. SHOCKLEY, JR., 45, has been a Director of the Bank since March 1996, and currently serves as Executive Vice President and Chief Financial Officer of the Bank. From 1991 until 1996, Mr. Shockley served as Chief Financial Officer of Boatmen's First National Bank of Oklahoma ("Boatmen's Oklahoma"), and from 1995 to 1996 was also President, Tulsa Region of Boatmen's Oklahoma. Mr. Shockley was Executive Vice President, Retail Banking for First Interstate Bank of Oklahoma, N.A. from 1989 to 1991. Prior to 1989, he was Chief Financial Officer of First Interstate Bank of Oklahoma, N.A.

EXECUTIVE OFFICERS

     The executive officers of the Company, other than David E. Rainbolt, Stephen R. Lindemood and Joseph T. Shockley, are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.


NAME               AGE   OFFICER SINCE         POSITION
- ----------------------------------------------------------------------
- ----------------------------------------------------------------------

Dennis L. Brand     48       1992      Regional Executive and
                                       President BancFirst Shawnee

George A. Cannon    51       1984      Regional Executive

E. Wayne Cardwell   55       1986      Regional Executive

Roy C. Ferguson     49       1992      Regional Executive

D. B. Green         50       1995      Regional Executive and
                                       President BancFirst Marlow

David M. Seat       45       1995      Regional Executive and
                                       President BancFirst
                                       Oklahoma City

Randy Foraker       40       1987      Senior Vice President and
                                       Controller;
                                       Secretary/Treasurer

D. Jay Hannah       40       1994      Executive Vice President of
                                       Financial Services

     DENNIS L. BRAND is currently a Regional Executive of BancFirst and is also President of BancFirst Shawnee. Prior to May 1992 (for at least three years prior thereto) he was Executive Vice President of Retail Banking of Bank of Oklahoma, N.A.

     GEORGE A. CANNON is currently a Regional Executive of BancFirst and was Executive Vice President of BancFirst from August 1984 to April 1989. He was Senior Vice President of Thunderbird Financial Corporation from April 1982 to August 1984. From June 1967 to April 1982, Mr. Cannon was a field office supervisor with the FDIC.

     E. WAYNE CARDWELL is currently a Regional Executive of BancFirst. He was CEO of City Bank, Muskogee, Oklahoma from December 1986 to April 1989. Prior to 1986 he was President of City Bank.

     ROY C. FERGUSON is currently a Regional Executive of BancFirst and was President of BancFirst Tulsa from 1992 to 1994. He was Executive Vice President of Liberty Bank & Trust Company N.A. of Tulsa, Oklahoma from 1983 to May 1992.

     D. B. GREEN is currently a Regional Executive of BancFirst and is also President of BancFirst Marlow. Prior to March 1995 (and for at least five years prior thereto), he was President of State National Bank of Marlow, Oklahoma.

     DAVID M. SEAT is currently a Regional Executive and President BancFirst Oklahoma City. Prior to June 1995 (and for at least five years prior thereto), he was Vice President of Commercial Lending for Bank of Oklahoma, N.A.

     RANDY P. FORAKER has been Senior Vice President and Controller, and Secretary/Treasurer of the Company since January 1987. Prior to 1987, he was an audit manager with Price Waterhouse.

     D. JAY HANNAH is currently Executive Vice President of Financial Services. He was President of BancFirst Tahlequah from 1989 to 1994. Prior to 1989, he was President of the First National Bank of Guthrie, Oklahoma.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors met 12 times during 1995. No director attended fewer than 75% of all meetings of the Board of Directors and committees on which they served.

     The Board of Directors has standing an Administrative Committee, an Audit Committee, an Executive Committee, a Compensation Committee and a Senior Credit Committee.

     The Administrative Committee was formed in 1995 to perform substantially all of the duties which were formerly performed by the Executive Committee, other than those relating to the approval of certain loans which exceed the lending authority of the branch presidents. The Administrative Committee has been delegated the authority by the Board of Directors to determine compensation with respect to all executive officers of the Company other than the officers comprising the Administrative Committee itself, for which officers compensation was determined by the Compensation Committee. The report of the Administrative Committee with respect to executive compensation is presented under "Compensation of Directors and Executive Officers--Report of the Compensation Committee and the Administrative Committee on Executive Compensation." The Administrative Committee advises and assists the Board of Directors in all matters concerning the management of its business. During 1995, the Administrative Committee was composed of David E. Rainbolt (Chairman), H. E. Rainbolt, D. Jay Hannah, Dennis L. Brand and J. Ralph McCalmont, and met approximately 25 times.

     The Audit Committee of BancFirst Corporation also serves as the Audit Committee of BancFirst. The Audit Committee is responsible for conducting an annual examination of the Company and for ensuring that adequate internal controls and procedures are maintained. An independent auditor is engaged to conduct the annual examination and the Audit Committee meets with the independent auditor to discuss the scope and results of the examination. Also, the Internal Auditor of BancFirst reports to the Audit Committee. During 1995, the Audit Committee was composed of Melvin Moran (Chairman), John T. Hannah and J. R. Hutchens, Jr., and met four times.

     The Executive Committee has the authority to exercise all the powers of the Board of Directors during the intervals between meetings, except the power to amend the bylaws. Prior to May 1995, the Executive Committee was composed of H. E. Rainbolt (Chairman), David E. Rainbolt, Leslie E. Greathouse and J. Ralph McCalmont, and met approximately 20 times. Subsequent to May 1995, the Executive Committee was composed of H.E. Rainbolt (Chairman) and David E. Rainbolt.

     The Compensation Committee of BancFirst Corporation was established to review the propriety of executive officer compensation, including the various incentive, stock option and other benefit plans adopted by the Board of Directors, with respect to executive officers who are members of the Administrative Committee. During 1995, the Compensation Committee was composed of H. E. Rainbolt (Chairman), John T. Hannah, J. R. Hutchens, Jr. and Melvin Moran. The Compensation Committee met once during 1995 to review the compensation of the members of the Administrative Committee, although it operated on an informal basis throughout the year through discussions and actions at regular Board meetings and through conversations with management and the other directors. A report from the Compensation Committee and the Administrative Committee is presented under "Compensation of Directors and Executive Officers--Report of the Compensation Committee and the Administrative Committee on Executive Compensation."

     The Senior Credit Committee, formed in 1995, assumed those duties which were formerly the responsibility of the Executive Committee relating to lending policies and practices. During 1995, the Senior Credit Committee was composed of H. E. Rainbolt (Chairman), David E. Rainbolt, Robert A. Gregory and Roy C. Ferguson, and met approximately 25 times.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16 of the Securities Exchange Act of 1934 requires directors and certain officers of the Company to file reports with the Securities and Exchange Commission reflecting transactions by such persons in the Company's Common Stock. During 1995, to the knowledge of the Company or based on information provided by such persons to the Company, all officers and directors of the Company subject to such filing requirements fully complied with such requirements, except as set forth below.

     A Form 3 "Initial Statement of Beneficial Ownership of Securities" for
D. B. Green, Regional Executive and President of BancFirst Marlow, reporting no beneficial ownership of Company securities, was filed 11 days late in
1995.   Another Form 3, for David M. Seat, Regional Executive and President
of BancFirst Oklahoma City, reporting no beneficial ownership of Company securities, was filed four days late in 1995.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to annual and other compensation paid or awarded to the Company's chief executive officer and its four most highly compensated executive officers other than the chief executive officer (each, a "Named Executive Officer" and collectively, the "Named Executive Officers"), for or with respect to the fiscal years ended December 31, 1995, 1994 and 1993.


                                                                  ANNUAL COMPENSATION
                                                        FISCAL    -------------------     ALL OTHER
              NAME AND PRINCIPAL POSITION                YEAR      SALARY       BONUS    COMPENSATION
- -----------------------------------------------------   ------    --------    -------    ------------
David E. Rainbolt, President, Chief Executive Officer    1995     $155,000    $28,000     $ 8,227(2)

                                                         1994      108,000     20,520       7,649(2)

                                                         1993      103,000     20,600       9,277(2)

H. E. Rainbolt, Chairman of the Board                    1995      200,000     40,000      24,562(1)

                                                         1994      200,000     38,000      23,414(1)

                                                         1993      241,693     48,000      29,995(1)

J. Ralph McCalmont, Vice Chairman                        1995      150,000     30,000       8,509(2)

                                                         1994      150,000     30,000       8,928(2)

                                                         1993      150,000     30,000      12,607(2)


                                                                  ANNUAL COMPENSATION
                                                        FISCAL    -------------------     ALL OTHER
              NAME AND PRINCIPAL POSITION                YEAR      SALARY       BONUS    COMPENSATION
- -----------------------------------------------------   ------    --------    -------    ------------
Robert A. Gregory, Vice Chairman                         1995      135,000     27,000       8,509(2)

                                                         1994      130,000     26,000       8,928(2)

                                                         1993      125,000     27,500       9,581(2)

Roy C. Ferguson, Regional Executive                      1995      125,000     25,000       8,509(2)

                                                         1994      121,000     24,200       8,518(2)

                                                         1993      117,500     23,400       5,960(2)

____________________

(1) Consists of contributions by the Company to the ESOP for the benefit of the Named Executive Officer of $8,318, $8,928, and $15,123 and for 1995, 1994 and 1993, respectively, and the increase in cash value in excess of premiums paid by the Company on a split-dollar life insurance policy of $16,244, $14,486, and $14,872 and for 1995, 1994 and 1993, respectively.

(2) Consists of contributions by the Company to the ESOP for the benefit of the Named Executive Officer.


FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information regarding outstanding options granted under the Stock Option Plan held by the Named Executive Officers on December 31, 1995. No options were granted to these executive officers for 1995. Also, during 1995, none of the Named Executive Officers exercised any options, nor were any outstanding options repriced by the Company. For the purposes of this table, the "value" of an option is the difference between the market value at December 31, 1995 of the shares of Common Stock subject to the option and the aggregate exercise price of such option.

                                              NUMBER OF              VALUE OF UNEXERCISED
                                          UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS AT
                                          AT DECEMBER 31, 1995        DECEMBER 31, 1995 (1)
                                       ---------------------------   ---------------------------
             NAME                      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------------    ------------  -------------   -----------   -------------
David E. Rainbolt, President and
 Chief Executive Officer                 30,000          ----         $ 362,650      $ ----

H. E. Rainbolt, Chairman of the Board    30,000          ----           362,650        ----

J. Ralph McCalmont, Vice Chairman        30,000          ----           362,650        ----

Robert A. Gregory, Regional Executive
 and President BancFirst Oklahoma City   11,250         8,750           136,463     106,138

Roy C. Ferguson, Regional Executive        ----        20,000              ----     232,600


(1) Based on the December 31, 1995 closing price of $18.63


COMPENSATION OF DIRECTORS

     All directors receive a fee of $250 per regular quarterly meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, the Compensation Committee shared responsibility with the Administrative Committee for the development and implementation of the Company's executive compensation policies. The Administrative Committee has responsibility for determining the compensation of all executive officers other than the members of the Administrative Committee itself, the compensation for whom is determined by the Compensation Committee. During 1995, the Administrative Committee was composed of H. E. Rainbolt, David E. Rainbolt,
D. Jay Hannah, Dennis L. Brand and J. Ralph McCalmont, all of whom are executive officers of the Company. During such period, the Compensation Committee was composed of John T. Hannah, J. R. Hutchens, Jr. and Melvin Moran, all of whom are not and have never been officers or employees of the Company or its subsidiaries, and H. E. Rainbolt, Chairman of the Board of the Company.

     BancFirst provides item processing and correspondent services to certain financial institutions controlled by R. Banking Limited Partnership. At December 31, 1995, balances due these institutions totaled approximately $673,000. Service charges to these institutions for 1995 totaled approximately $121,000.

     The Company purchases supplies and services from certain companies owned by Pickard Limited Partnership, a family partnership of which David E. Rainbolt (director and Chief Executive Officer of the Company) is the general partner, and H. E. Rainbolt (Chairman) is a limited partner. During 1995, the Company purchased supplies, furniture and equipment totaling approximately $95,000. The Company also sold credit life and credit accident and health insurance policies for one of these companies. The Company retained a 40% commission for such sales, which is the maximum amount permitted by law, and remitted net premiums totaling approximately $763,000 for 1995.

REPORT OF THE COMPENSATION COMMITTEE AND THE ADMINISTRATIVE COMMITTEE ON EXECUTIVE COMPENSATION

     The report of the Compensation Committee and the Administrative Committee of the Board of Directors appearing below and the information herein under "Company Performance" shall not be deemed "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

     To our Shareholders:

     During 1995 the Compensation Committee of the Board of Directors has been comprised of H. E. Rainbolt (Chairman), John T. Hannah, J. R. Hutchens, Jr. and Melvin Moran. With the exception of H. E. Rainbolt, all members of the Compensation Committee are nonemployee directors of the Company. The Compensation Committee has primary responsibility for determining the compensation of the Company's executive officers who are also members of the Board of Directors' Administrative Committee, which includes the Chief Executive Officer. The Administrative Committee has primary responsibility for determining the compensation of all other executive officers of the Company. During 1995 the Administrative Committee was comprised of H. E. Rainbolt, David E. Rainbolt, D. Jay Hannah, Dennis L. Brand and J. Ralph McCalmont.

     The executive compensation policy of the Company is to provide a compensation program that will attract, motivate and retain persons of high quality, while at the same time ensuring that an appropriate relationship exists between executive compensation and the creation of shareholder values.
 Each of the Compensation Committee and the Administrative Committee applies this philosophy in determining the compensation of the Company's executive officers with respect to salary, bonuses and stock options.

     The Company strives to offer salaries to its executive officers which are competitive in its industry for similar positions requiring similar qualifications. Additionally, the Compensation Committee and the Administrative Committee consider each executive officer's level of responsibility in setting executive compensation, meaning that the Company pays greater compensation to persons having higher levels of responsibility. The Company's executive officers are paid base salaries that the Compensation Committee and the Administrative Committee have determined to be fair for their assigned responsibilities in comparison with similar positions in such other public companies in the banking industry. The Compensation Committee and the Administrative Committee make these comparisons in an effort to determine whether the Company's executive compensation is reasonable and remains competitive enough to allow the Company to retain skilled executives. The Compensation Committee and the Administrative Committee believe that the compensation paid to the Company's executive officers is in the median range of compensation of executive officers of companies to which these comparisons are made. In addition to making such comparisons and considering levels of responsibility, the Compensation Committee and the Administrative Committee consider individual performance and the Company's performance in terms of stock price, earnings and cash flow, of which earnings increased in 1995 as compared to 1994. However, the determination of base salaries is not strictly tied to performance criteria, and in determining base salary levels, the Company believes that it affords approximately equal weight to each of the factors described herein. The Compensation Committee believes that the compensation paid to David E. Rainbolt, the Company's President and Chief Executive Officer, is in the low to average range of compensation of the chief executive officers of companies to which these comparisons are made. Because of the substantial stock ownership held by David E. Rainbolt, at his request, his salary in 1994 was lower than those of the other executive officers of the Company whose compensation is determined by the Compensation Committee, as was also the case in 1993. However, in 1994 the Compensation Committee determined to override this request and increased Mr. Rainbolt's 1995 salary, to more fairly reflect the level and quality of Mr. Rainbolt's performance as the Company's Chief Executive Officer, the compensation for which the Compensation Committee felt should be judged independent of any consideration of Mr. Rainbolt's ownership interest in the Company.

     The Company's executive officers, including the Chief Executive Officer, also participate in an Incentive Bonus Program. Bonus amounts earned are based on the attainment of budgeted earnings and asset quality goals, and can be in amounts of up to 20% of the executive officer's base salary, depending upon an objective review of the degree of attainment of such goals, as well as both an objective and subjective review of the respective executive officer's contribution thereto. Individual goals in each case are established by the Chief Executive Officer in consultation with the particular executive concerned and with the Administrative Committee.

     While the Compensation Committee believes that equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders, no grants of stock options under the Company's option plan were made during 1995 to any of the executive officers named in the Summary

Compensation Table. The Compensation Committee believed that options previously granted to such executive officers were sufficient.

     In 1993, the Internal Revenue Code was amended to limit the deductibility of certain compensation expenses in excess of $1 million. This was not applicable to BancFirst Corporation for the fiscal year ended December 31, 1995. However, the Compensation Committee and the Administrative Committee intend to monitor executive compensation levlels and adopt policies, as necessary, to obtain maximum deductibility of executive compensation while providing motivational and competitive performance-based compensation. The Compensation Committee and the Administrative Committee will continue to monitor the tax regulations to determine if any executive compensation program changes are necessary.

     This report is respectfully submitted by the members of the Compensation Committee and the Administrative Committee:

              H. E. Rainbolt           David E. Rainbolt
              John T. Hannah           J. Ralph McCalmont
              J. R. Hutchens, Jr.      D. Jay Hannah
              Melvin Moran             Dennis L. Brand

COMPANY PERFORMANCE

     Presented below is a line graph which compares the percentage change in the cumulative total return on the Company's Common Stock to the cumulative total return of the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Bank Stocks Index, both as compiled by the University of Chicago Center for Research in Security Price ("CRSP"). The period presented is from April 1, 1993, the date of the Company's initial public offering of its Common Stock, through December 31, 1995. The graph assumes an investment on April 1, 1993 of $100 in the Company's Common Stock and in each index, and that any dividends were reinvested. The values presented for each quarter during the period represent the cumulative market values of the respective investments.




                                  [GRAPH]









/ / Bancfirst Corporation  + CRSP Index/Nasdaq Bank Stocks
X CRSP Index/Nasdaq Stock Market (U.S.)

BANCFIRST CORPORATION
1995 SHAREHOLDER PERFORMANCE GRAPH DATA

                            NASDAQ   NASDAQ
           MONTH     BFC     BANKS   MARKET             NASDAQ BANKS      NASDAQ MARKET      DIV.           BFC
         3/93          100      100      100            233.99        1   221.969        1                15  6.66667      100
         6/93          105   96.643   101.92           226.135  0.96643   226.231   1.0192        0    15.75  6.66667      105
         9/93      108.385  105.641  110.511           247.189  1.05641   245.301  1.10511     0.05    16.25  6.66984  108.385
         12/93     96.7573  103.069  112.681            241.17  1.03069   250.116  1.12681     0.05     14.5  6.67292  96.7573
         3/94      91.8095  101.821  107.941           238.252  1.01821   239.595  1.07941     0.06    13.75  6.67706  91.8095
         6/94      109.408  109.911  102.896           257.181  1.09911   228.398  1.02896     0.06   16.375  6.68142  109.408
         9/94      101.948  111.129  111.416            260.03  1.11129   247.309  1.11416     0.06    15.25  6.68508  101.948
         12/94      98.663  102.696  110.146           240.298  1.02696    244.49  1.10146     0.06    14.75  6.68902   98.663
         3/95      103.753  112.439  120.025           263.096  1.12439   266.418  1.20025     0.07     15.5  6.69376  103.753
         6/95      102.149  124.136   137.29           290.466  1.24136   304.742   1.3729     0.07    15.25  6.69828  102.149
         9/95      126.517  140.124  153.815           327.876  1.40124   341.422  1.53815     0.07   18.875  6.70287  126.517
         12/95      124.91  152.999  155.645           358.002  1.52999   345.484  1.55645     0.07   18.625  6.70658   124.91

                                  STOCK OWNERSHIP

     The following table sets forth the number of shares of Common Stock owned by each director and Named Executive Officer of BancFirst Corporation and by all directors and executive officers of BancFirst Corporation as a group, together with the percentage of outstanding Common Stock owned by each.

                                                AMOUNT OF
                                                BENEFICIAL   PERCENT OF
                                                OWNERSHIP       CLASS
                                                ----------   ----------
Roy C. Ferguson (1)                                15,961       0.26%

Robert A. Gregory (2)                              14,018       0.22

John T. Hannah                                        350       0.01

J. R. Hutchens, Jr. (3)                            74,660       1.20

William O. Johnstone                                  ---        ---

Stephen R. Lindemood                                  ---        ---

J. Ralph McCalmont (4)                            163,183       2.60

Melvin Moran (5)                                   89,795       1.44

David E. Rainbolt (6)                           3,116,234      49.71

H. E. Rainbolt (7)                                 54,115       0.86

Joseph T. Shockley                                    ---        ---

All directors and executive officers as a
group (18 persons)                              3,618,409       56.69

_________________________

(1) Includes 784 shares held by the ESOP.

(2) Includes 2,768 shares held by the ESOP and 7,500 shares subject to exercisable options.

(3) Shares held jointly with Mr. Hutchens' wife.

(4) Includes 15,677 shares held by the ESOP and 30,000 shares subject to exercisable options.

(5) Includes 45,000 shares held directly by Mr. Moran's wife.

(6) Includes 3,037,068 shares held by R. Banking Limited Partnership, a family partnership of which David E. Rainbolt is the general partner; 9,302 shares held in trust for David E. Rainbolt's children; 8,567 shares held by the ESOP; and 30,000 shares subject to exercisable options.

(7) Includes 24,115 shares held by the ESOP and 30,000 shares subject to exercisable options.



                        TRANSACTIONS WITH MANAGEMENT

     In addition to the transactions described under "Compensation of Directors and Executive Officers--Compensation Committee Interlocks and Insider Participation," the following transactions with management have occurred.

     BancFirst has made loans in the ordinary course of business to certain directors and executive officers of the Company and to certain affiliates of these directors and executive officers. None of these loans outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

                      AMENDMENT OF CERTIFICATE OF INCORPORATION
                    TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
                                 (PROXY ITEM NO. 2)

     The Board of Directors believes that it is advisable to amend Article 5 of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock ($1.00 par value per share) from 6,800,000 to 7,500,000 shares. Accordingly, by unanimous written consent dated April 10, 1996, the Board of Directors adopted a resolution proposing that an amendment to the first paragraph of Article 5 of the Company's Amended and Restated Certificate of Incorporation be presented to the shareholders at the Annual Meeting for their approval. Such amendment would change only the number of authorized shares of Common Stock, and, if approved by the shareholders, the first paragraph of Article 5 would read in its entirety as follows:

                                 "ARTICLE 5

     The aggregate number of shares of all classes which the Corporation shall have authority to allot is 18,400,000. The designation of each class, the number of shares of each class, the par value of each class and the total authorized capital of the Corporaiton are as follows:

                                     NUMBER OF                    TOTAL PAR VALUE
              CLASS                   SHARES      PAR VALUE          AUTHORIZED
              -----                 ----------    ---------       ---------------
 Senior Preferred Stock             10,000,000      $1.00           $10,000,000

 10% Cumulative Preferred Stock        900,000       5.00             4,500,000
 Common Stock                        7,500,000       1.00             7,500,000

           Total                    18,400,000                      $12,000,000"

     As of the close of business on December 31, 1995, of the 6,800,000 shares of Common Stock presently authorized by the Amended and Restated Certificate of Incorporation, 6,225,455 shares were issued and outstanding, and 414,375 shares were covered under existing options or reserved for issuance under the Company's Stock Option Plan. Thus, as of the close of business on December 31, 1995, there were authorized, unissued and unreserved only 160,170 shares of Common Stock. The Company has entered into an agreement to acquire the assets of Commerce Bancshares, Inc, pursuant to which the Company will issue an aggregate 156,510 shares of Common Stock. As a result of such transaction, which is expected to be consummated in mid-1996, only 3,660 shares will remain authorized, uinissued and unreserved unless this proposal is approved.

     Adoption of this proposal would increase the number of authorized, unissued and unreserved shares of Common Stock by 700,000. The proposal recommended in Item No. 3 below, to increase the number of shares which may be issued under the Stock Option Plan from 500,000 to 650,000, cannot be accomplished without an increase in the authorized number of shares.

     The Board of Directors has concluded that there is not presently authorized a sufficient number of shares of Common Stock to give the Company the ability to react quickly to today's competitive, fast changing environment. THE COMPANY HAS NO PRESENT AGREEMENTS OR COMMITMENTS FOR THE ISSUANCE OF ANY OF THE ADDITIONAL SHARES THAT WOULD BE AUTHORIZED BY THE AMENDMENT, EXCEPT WITH RESPECT TO AN AGGREGATE 25,000 SHARES UNDERLYING OPTIONS WHICH WERE GRANTED SUBJECT TO THE SHAREHOLDERS' RATIFICATION OF THE PROPOSED AMENDMENTS TO THE STOCK OPTION PLAN. The authorized shares of Common Stock not needed for the proposed increase to the Stock Option Plan would provide the Company the necessary flexibility for other actions the Company might wish to take relating to possible financing programs, acquisitions, mergers, employee benefit plans, and other corporate purposes without the expense and delay of a special stockholders' meeting to increase authorized capital. No further action or authorization by the Company's stockholders would be necessary prior to issuance of the additional shares except as may be required by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's securities may then be listed. For example, the New York Stock Exchange currently requires specific stockholder approval as a prerequisite to listing shares in several instances, including acquisition transactions where the issuance of shares could result in a 20% or greater increase in the number of shares of a company's common stock outstanding. The Company's Common Stock is not currently listed on such exchange.

     The additional shares for which authorization is sought would be identical with the shares of Common Stock now authorized and outstanding. The Company's Common Stock has no conversion, preemptive, or subscription rights and is not redeemable.

     The proposed increase in the number of authorized shares of Common Stock is not intended to impede a change of control of the Company. Further, the Company is not aware of any current efforts to acquire control of the Company. It should be noted, however, that the additional shares could be issued in connection with defending the Company against a hostile takeover bid. The issuance of additional shares of Common Stock could have the effect of diluting earnings and book value of outstanding shares of Common Stock, could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company, or could result in a private placement with purchasers who might side with the Board of Directors if they chose to oppose a specific change of control.

     The Company is presently subject to certain provisions of its Amended and Restated Certificate of Incorporation that could under certain circumstances be construed to have the effect of discouraging attempts, or making it more difficult, to gain control of the Company. The Amended and Restated Certificate of Incorporation of the Company authorizes the Board of Directors to issue one or more series of preferred stock up to a maximum of the 10,900,000 shares presently available and to fix the numbers, designations, rights, preferences, privileges and limitations of such series. The issuance of such series could have effects similar to those described in the preceding paragraph.

     If the amendment is approved by the stockholders, it will become effective upon the filing of a Certificate of Amendment in accordance with the General Corporation Act of the State of Oklahoma.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO
ARTICLE 5 OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

     The affirmative vote of a majority of the shares outstanding and eligible to vote at the Annual Meeting is required for the adoption of the proposed amendment.

                AMENDMENT OF BANCFIRST CORPORATION STOCK OPTION PLAN
                             (PROXY ITEM NO. 3)

     Subject to stockholder approval, the Board of Directors has amended the BancFirst Corporation Stock Option Plan (the "Option Plan") to (i) increase the aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of options ("Plan Options") granted under the Option Plan from 500,000 to 650,000; (ii) extend the term of the Option Plan until December 31, 2001; (iii) extend the term of Plan Options from 11 years to 15 years; (iv) provide that the exercise price of Plan Options shall be equal to the closing price of the Common Stock as reported by the National Association of Securities Dealers, Inc. ("NASDAQ") on the date of grant or, if no closing price is so reported, the closing price of the Common Stock as reported by NASDAQ on the most recent date next preceding the date of grant; and (iv) permit assignability of Plan Options for the purpose of making a charitable gift.

     The Board of Directors believes that the approval of the foregoing amendments to the Option Plan is in the best interests of the Company and its shareholders, as the availability of an adequate number of shares reserved for issuance under the Option Plan and the ability to grant stock options is an important factor in attracting, motivating and retaining qualified personnel essential to the success of the Company. As of April 8, 1996, only 7,750 shares of Common Stock were available for future option grants under the Option Plan. Additionally, if not extended, the Option Plan by its terms will expire in May 1996. Similarly, many of the Plan Options granted at the inception of the Option Plan will soon expire, unless their exercise periods are extended. The Board of Directors believes that extending the exercise periods of such Plan Options, as well as providing for an extended exercise period of 15 years for prospective grants of Plan Options, will serve as an attractive incentive to its key employees to remain with the Company and share in its growth.

SUMMARY OF THE PROVISIONS OF THE OPTION PLAN

     The following summary of the Option Plan, as proposed to be amended, is qualified in its entirety by the specific language of the Option Plan, a copy of which is included within this Proxy Statement as Exhibit A.

     The Option Plan, which is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), provides for the grant of non-qualified stock options. The Plan is administered by the Board of Directors of the Company, which includes principal shareholders or employees of the Company or its affiliates, and may also include participants in the Option Plan. Consequently, Plan Options are not exempt from either the reporting provisions of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the short-swing trading prohibitions of
Section 16(b) of the Exchange Act.

     The maximum number of shares of Common Stock which may be issued upon the exercise of options granted pursuant to the Option Plan is proposed to be increased from 500,000 to 650,000 (subject to adjustment in the event of stock dividends, stock splits, reverse stock splits, combinations, reclassifications, or like changes in the capital structure of the Company). As proposed to be amended, all Plan Options must be granted, if at all, no later than December 31, 2001. Absent approval of the proposed amendment by the shareholders, all options must be granted by April 30, 1996.

     Options may be granted only to employees (including officers) of the Company or its subsidiaries. All Plan Options must have an exercise price not less than the fair market value of the Common Stock on the date of grant.
 As currently defined in the Option Plan, "fair market value" is stated to be the mean between the dealer "bid" and "asked" prices of the Common Stock as reported by NASDAQ or, if not reported by NASDAQ, the mean between the "bid" and "asked" prices published by dealers in the market. The proposed amendment would provide that the exercise price of Plan Options shall be equal to the closing price of the Common Stock as reported by the National Association of Securities Dealers, Inc. ("NASDAQ") on the date of grant or, if no closing price is so reported, the closing price of the Common Stock as reported by NASDAQ on the most recent date next preceding the date of grant. As of April 8, 1996, the closing price of the Common Stock, as reported on the NASDAQ National Market System, was $20.88 per share.

     The exercise price is payable on exercise of the Plan Option and is payable in cash, certified check, bank draft or money order, unless otherwise determined by the Board of Directors. Unless otherwise determined by the Board of Directors at the time of granting an option, Plan Options vest over a seven year period at the rate of 25% four years after grant, and 25% per year for each full year of the optionee's continuous employment with the Company, until the Plan Option is 100% vested. Except for termination of employment as a result of retirement or death, if an optionee ceases to be an employee of the Company for any reason, other than as a result of embezzlement, theft or other violation of law, the optionee may exercise his or her option (to the extent exercisable at the time of termination) at any time within 30 days after termination. If an optionee ceases to be an employee of the Company due to retirement, the optionee may exercise the option (to the extent exercisable at the time of termination) at any time within three months after such retirement. If an optionee ceases to be an employee of the Company due to death, the optionee's estate, personal representative, or beneficiary shall have the right to exercise the option (to the extent exercisable at the time of death) at any time within 12 months from the date of the optionee's death.

     During the lifetime of the optionee, an option may be exercised only by the optionee, and no option may be assignable except by will, by the laws of descent and distribution, or to a revocable trust. However, as proposed to be amended, assignments by an optionee would also be permitted for the sole purpose of making a charitable gift.

     Except as described above, options granted under the Option Plan must be exercised within 11 years of the date of grant. However, as proposed to be amended, options granted under the Option Plan will have a term of 15 years; additionally, the Board of Directors proposes to amend the terms of existing Plan Options to extend the term of such options from 11 to 15 years from the date of grant.

     The Board of Directors may terminate or amend the Option Plan at any time; provided, however, that without the approval of the shareholders of the Company, the Board may not amend the Option Plan to materially increase the total number of shares of Common Stock covered thereby, materially increase the benefits accruing to participants under the Option Plan, or materially modify the requirements as to eligibility for participation in the Option Plan.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF THE OPTION PLAN

     The federal tax consequences of stock options are complex and subject to change. Furthermore, the following summary is intended only as a general guide to the United States federal income tax consequences of options granted under the Option Plan under current law, and does not attempt to describe all potential tax consequences.

     Non-qualified stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of the option, the optionee normally recognizes ordinary income with respect to the acquired shares in the amount of the difference between the option price and the fair market value of the shares on the date of exercise. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date of recognition of income, will be taxed as long-term or short-term capital gain or loss, depending upon the length of time the optionee has held the stock from the date of recognition of income. No tax deduction is available to the Company with respect to the grant of the option or the sale of stock acquired pursuant to such grant. Provided certain withholding requirements are met, the Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the option.

NEW PLAN BENEFITS

     On March 28, 1996, options for Mr. Shockley and two other non-executive employees were approved by the Board of Directors under the amendment to the Option Plan for which shareholder approval is sought, for 15,000, 5,000 and 5,000 shares, respectively, with exercise prices of, respectively, $20 3/4, $20 and $20 per share, which were the closing selling prices per share of Common Stock on the grant dates as quoted on NASDAQ.

SHAREHOLDER APPROVAL

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE BANCFIRST CORPORATION STOCK OPTION PLAN.

     The affirmative vote of a majority of the shares outstanding and eligible to vote at the Annual Meeting is required for the adoption of the proposed amendment.


                      RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Price Waterhouse as auditors to make an examination of the consolidated financial statements of BancFirst Corporation for the year ending December 31, 1996. This firm has audited the consolidated financial statements of BancFirst Corporation since 1985.

     BancFirst Corporation has been informed that Price Waterhouse will have representatives at the Annual Meeting who will have an opportunity to make statements if they desire to do so and who will be available to respond to appropriate questions.

     The Board of Directors recommends you vote FOR the ratification of the selection of Price Waterhouse as independent auditors for the ensuing year.

                                OTHER MATTERS

     The management of BancFirst does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, it is the intent of the persons named in the proxy to vote all proxies with respect to such matter in accordance with the recommendations of the Board of Directors.

                                ANNUAL REPORT

     The Company's Annual Report to Shareholders for the year ended December 31, 1995 accompanies this Proxy Statement. No parts of the Annual Report are incorporated by reference into this Proxy Statement and the Annual Report is not deemed to be a part of the proxy soliciting material.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995 (OTHER THAN THE EXHIBITS THERETO) IS AVAILABLE UPON WRITTEN REQUEST WITHOUT CHARGE. SUCH REQUESTS SHOULD BE DIRECTED TO: RANDY FORAKER, SENIOR VICE PRESIDENT AND CONTROLLER, BANCFIRST CORPORATION, 101 NORTH BROADWAY, SUITE 200, OKLAHOMA CITY, OKLAHOMA 73102.


                          PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders will be considered by the Board of Directors if the written proposal, complying with the requirements established by the Securities and Exchange Commission, is received at the Company's principal executive offices at 101 North Broadway, Suite 200, Oklahoma City, Oklahoma 73102, no later than [January 4, 1997.]

                                                                EXHIBIT A

                             BANCFIRST CORPORATION
                     AMENDED AND RESTATED STOCK OPTION PLAN


1. PURPOSE. This Stock Option Plan ("Plan") is intended as an incentive and to encourage stock ownership by certain key employees and officers of BancFirst Corporation ("Corporation") and any of its Subsidiaries (as defined below) in order to increase their proprietary interest in the Corporation's success.

2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of the Corporation, which shall determine the persons who shall participate in the Plan and the extent of their participation. The interpretation and construction by the Board of any provisions of the Plan or any option granted under it and any determination by the Board pursuant to any provision of the Plan or any such option shall be final and conclusive. No member of the Board of Directors shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, or as otherwise permitted by law.

3. ELIGIBILITY. The individuals who shall be eligible to participate in the Plan shall be such key employees and officers of the Corporation, or of any corporation ("Subsidiary") in which the Corporation has proprietary interest by reason of stock ownership or otherwise, including any corporation in which the Corporation acquires a proprietary interest after the adoption of this Plan, (but only if the Corporation owns, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in the corporation), as the Board of Directors of the Corporation shall determine from time to time. Notwithstanding the foregoing, a person must be an employee of the Corporation or a Subsidiary to be eligible to receive an incentive stock option.

4. STOCK. The stock subject to the options and other provisions of the Plan shall be shares of the Corporation's authorized but unissued Common Stock or treasury stock, as determined by the Board of Directors. Subject to adjustment in accordance with the provisions of Subparagraph 5.7 hereof, the total number of shares of Common Stock of the Corporation on which options may be granted under the Plan shall not exceed in the aggregate 650,000 shares. In the event that any outstanding option under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted, the shares of the Common Stock allocable to the unexercised portion of such option may again be subject to an option under the Plan.

5. TERMS AND CONDITIONS OF OPTIONS. Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Board of Directors shall, from time to time,

                                       1-A

                                                                EXHIBIT A

          approve, which agreements shall comply with and be subject to the following terms and conditions:

     5.1 MEDIUM AND TIME OF PAYMENT. The option price shall be payable in United States Dollars upon the exercise of the option and may be paid in cash or by certified check, bank draft or money order payable to the order of the Corporation, unless otherwise determined by the Board of Directors.

     5.2 NUMBER OF SHARES. The option shall state the total number of shares to which it pertains.

     5.3 OPTION EXERCISE PRICE. The option exercise price shall be equal to the closing price of the common stock of the Corporation as reported by the National Association of Securities Dealers, Inc. ("NASDAQ") on the date of the grant or, if no closing price is so reported, the closing price of the common stock of the Corporation as reported by NASDAQ on the most recent date preceding the date of the grant.

     5.4 TERM OF OPTIONS. Any stock option granted must be exercised within fifteen (15) years of the date of such grant. Additionally, any option with an eleven (11) year term previously granted under this Plan, prior to its amendment, may also be exercised within fifteen (15) years of the date of such prior issuance.

     5.5 DATE OF EXERCISE. Unless otherwise determined by the Board of Directors at the time of granting an option, options shall be exercisable at the rate set forth below beginning four years from the date of grant. After becoming exercisable, the option may be exercised at any time and from time to time in whole or in part until termination of the option as set forth in Sections 5.4 or 5.6.

                         ELAPSED YEARS         PERCENT     CUMULATIVE PERCENT
                      FROM DATE OF GRANT      OF SHARES        OF SHARES
                      ------------------      ---------    ------------------
                       less than 4 years          0%               0%

                         4 to 5 years            25%              25%

                         5 to 6 years            25%              50%

                         6 to 7 years            25%              75%

                       more than 7 years         25%             100%

     5.6 TERMINATION OF EMPLOYMENT. In the event that an optionee's employment by the Corporation shall terminate, his option whether or not then exercisable shall

                                       2-A

                                                                EXHIBIT A

          terminate immediately; provided, however, that if the termination is not as a result of embezzlement, theft or other violation of the law, the optionee shall have the right to exercise his option (to the extent exercisable at the time of termination) at any time within 30 days after such termination; provided, further, that if any termination of employment is related to the optionee's retirement with the consent of the Corporation, the optionee shall have the right to exercise his option (to the extent exercisable up to the date of retirement) at any time within three months after such retirement;
          and provided, further, that if the optionee shall die while in the employment of the Corporation or within the period of time after termination of employment or retirement during which he was entitled to exercise his option as hereinabove provided, his estate, personal representative, or beneficiary shall have the right to exercise his option (to the extent exercisable at the date of death) at any time within twelve (12) months from the date of his death.

     5.7 RECAPITALIZATION. The aggregate number of shares of Common Stock on which options may be granted to persons participating under the Plan, the number of shares thereof covered by each outstanding option, and the price per share thereof in each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

          In the event of a change in the Corporation's Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

     5.8 REORGANIZATION OF CORPORATION. Subject to any required action by the stockholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation which does not result in change of control of the Corporation, any option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the option would have been entitled. In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving or resulting corporation or which results in a change in control of the Corporation, or a tender or exchange offer which results in a change in control of the Corporation, the Board of Directors of the Corporation shall determine: (i) whether all or any part of the unexercisable portion (as set forth in section 5.5) of any option outstanding under the Plan shall terminate; (ii) whether the options shall become immediately exercisable;

                                     3-A

                                                                EXHIBIT A

          or (iii) whether such options may be exchanged for options covering securities of any such surviving or resulting corporation, subject to the agreement of any such surviving or resulting corporation, on terms and conditions substantially similar to an option hereunder.


     5.9 ASSIGNABILITY. Except as provided in this Section, no option shall be assignable or transferable except (1) by will or by the laws of descent and distribution and (2) for the purpose of making a charitable gift. During the lifetime of an optionee, the option shall be exercisable only by him, unless assigned under this section for the purpose of making a charitable gift. An option may also be assigned to the optionee as trustee of a revocable trust which allows the optionee to amend or revoke the trust at any time. If the optionee relinquishes his power to amend or revoke the trust or appoints a trustee other than the optionee, the optionee shall withdraw the option from the trust prior to the relinquishment of such power or appointment and revest title to the option in the optionee's individual name. If the trust becomes irrevocable due to the death of the optionee, the successor trustee shall have the same power to exercise the option under Section 5.6 as the personal representative. If there is a successor trustee under the trust due to the incapacity of the optionee, the date of incapacity shall be treated as termination of employment under Section 5.6, and the successor trustee shall have the same right to exercise the option as the optionee has under Section 5.6. The trustee or any successor trustee shall be bound by all the terms and conditions of the Plan and the Stock Option Agreement entered into by the Plan and optionee under this Plan.

     5.10 OPTIONEE'S AGREEMENT. If, at the time of the exercise of any option, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the optionee exercising the option shall agree that he will purchase the shares that are subject to the option for investment and not with any present intention to resell the same, the optionee will, upon the request of the Corporation, execute and deliver to the Corporation an agreement to such effect.

     5.11 RIGHTS AS A STOCKHOLDER. An optionee shall have no rights as a stockholder with respect to shares covered by his option until the date of issuance of the shares to him and only after such shares are fully paid.

     5.12 OTHER PROVISIONS. The option agreements authorized under the Plan may contain such other provisions as the Board of Directors shall deem advisable.

 6. MARKETABILITY OF SHARES. The Corporation's stock is currently traded over the counter. As a result, its liquidity varies widely in response to supply and demand. Consequently, the Corporation can give no assurances as to the marketability of shares acquired under the Plan.

                                     4-A

                                                                EXHIBIT A

7. TAX IMPLICATIONS. It is anticipated that options granted under the Plan will be treated as nonqualified options by, the Internal Revenue Service. As such, exercise of the option would generate a taxable event with the difference between the original striking price of the option and the market price of the stock at the time of exercise being treated as ordinary income.

8.   TERM OF PLAN.  No option may be granted after December 31, 2001.

 9. NO OBLIGATION TO EXERCISE OPTION. The granting of an option shall impose no obligation upon the optionee to exercise such an option.

10. AMENDMENTS. The Board of Directors may from time to time amend, alter, suspend, or discontinue the Plan or alter or amend (including decrease of option price by cancellation and substitution of options or otherwise) any and all option agreements granted thereunder; provided, however, that after the first registration of the Common Stock under Section 12 of the Securities Exchange Act of 1934, no such action of the Board of Directors may, without approval of the Stockholders, alter the provisions of the Plan so as to (a) materially increase the benefits accruing to participants under the Plan; (b) materially increase the number of securities which may be issued under the Plan; or (c) materially modify the requirements as to eligibility for participation in the Plan; and provided, further, that no amendment may, without the consent of the optionee, affect any then outstanding options or unexercised portions thereof.

                                       5-A

                            BANCFIRST CORPORATION
                          Oklahoma City, Oklahoma

                        PROXY/VOTING INSTRUCTION CARD
        This Proxy is solicited on Behalf of  the Board of Directors for the Annual Meeting on May 23, 1996

     The undersigned hereby appoints David E. Rainbolt and Randy P. Foraker as Proxies, each with the power to appoint his substitute and each with full power to act without the other, and hereby authorizes them to represent and vote all shares of Common Stock of the undersigned of BancFirst Corporation ("Company"), an Oklahoma corporation, which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 101 N. Broadway, Suite 200, Oklahoma City, Oklahoma 73102, on Thursday, May 23, 1996 at 9:00 a.m., and at any and all adjournments thereof as follows:

1.   a.  To consider a proposal to set the number of directors at 10:
           / /  FOR              / /  AGAINST              / /  ABSTAIN

     b.  Election of directors:
         / /  FOR all nominees listed below (except as marked to the contrary below).
         / /  WITHHOLD AUTHORITY to vote for all nominees listed below.

H.E. RAINBOLT, DAVID E. RAINBOLT, J. RALPH MCCALMONT, ROBERT A. GREGORY, JOHN
T. HANNAH, J.R. HUTCHENS, JR., WILLIAM O. JOHNSTONE, STEPHEN R. LINDEMOOD, MELVIN MORAN AND JOSEPH T. SHOCKLEY
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

- -------------------------------------------------------------------------------

2. To consider a proposal to amend the Company's Amended and Restated Certificate of Incorporation to increase the authorized Common Stock from 6,800,000 shares to 7,500,000 shares:
           / /  FOR              / /  AGAINST              / /  ABSTAIN

3. To consider a proposal to amend the BancFirst Corporation Stock Option Plan (the "Stock Option Plan"), to (i) increase the aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of options ("Plan Options") granted under the Option Plan from 500,000 to 650,000; (ii) extend the term of the Option Plan until December 31, 2001; (iii) extend the term of Plan Options from 11 years to 15 years; (iv) provide that the exercise price of Plan Options shall be equal to the closing price of the Common Stock as reported by the National Association of Securities Dealers, Inc. ("NASDAQ") on the date of grant or, if no closing price is so reported, the closing price of the Common Stock as reported by NASDAQ on the most recent date next preceding the date of grant; and (iv) permit assignability of Plan Options for the purpose of making a charitable gift.
           / /  FOR              / /  AGAINST              / /  ABSTAIN

  PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED
   ENVELOPE.

                                      (OVER)

4. Proposal to ratify the Board's selection of Price Waterhouse as independent auditors of the Company for 1996.
           / /  FOR              / /  AGAINST              / /  ABSTAIN

5. In their discretion to transact such other business as may properly come before the meeting and any and all adjournments thereof.

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE FOREGOING INSTRUCTIONS. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 and 4, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on May 23, 1996 and the Proxy Statement furnished therewith.

     The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore given by the undersigned.

                                                                       , 1996
                                ---------------------------------------
                                                 (Date)

                                Signature(s)
                                            ---------------------------------

                                ---------------------------------------------

                                Please date, sign exactly as name appears herein, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person. In the case of joint ownership, each joint owner must sign.